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                                                                      EXHIBIT 16
[LOGO]
WEINBERG & COMPANY, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS



                                                   May 13, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                      RE:  BIO-LOK INTERNATIONAL, INC.
                           FILE REF. NO. 33-24566-A

We have read the statements that we understand Bio-Lok International, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                                                   Very truly yours,


                                                   /s/ Weinberg & Company, P.A.
                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants




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